As filed with the Securities and Exchange Commission on August 9, 2005
                        Registration No. 333-_______

==============================================================================

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                        ---------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                        ----------------------------

                                ASHLAND INC.
                          (FORMERLY NEW EXM INC.)
           (Exact name of Registrant as specified in its charter)

            Kentucky                                  20-0865835
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                        50 E. RiverCenter Boulevard
                                P.O. Box 391
                          Covington, KY 41012-0391
                               (859) 815-3333

                     (Address, including zip code, and
                      telephone number, including area
                      code, of Registrant's principal
                             executive offices)
                       -----------------------------

              AMENDED AND RESTATED ASHLAND INC. INCENTIVE PLAN
                          (Full title of the Plan)
                       ------------------------------

                          David L. Hausrath, Esq.
                          Senior Vice President,
                       General Counsel and Secretary
                        50 E. RiverCenter Boulevard
                                P.O. Box 391
                          Covington, KY 41012-0391
                               (859) 815-3333

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

===================================================================================================================

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
              TITLE OF                    AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
             SECURITIES                   TO BE         OFFERING PRICE PER   AGGREGATE OFFERING  REGISTRATION FEE
          TO BE REGISTERED            REGISTERED [1]          SHARE                PRICE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per      463,553 [3]           $62.045 [4]         $28,761,145.89 [4]   $3385.19
share, and Rights attached thereto
[2]

--------------------------------------------------------------------------------------------------------------------

[1] Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all of such additional common stock.
[2] One Right to purchase one-thousandth of a share of Series A Participating Cumulative Preferred Stock accompanies each share of Common Stock, par value $0.01 per share.
[3] Constitutes 463,553 additional shares of the Registrant's common stock issuable under the Amended and Restated Ashland Inc. Incentive Plan as a result of the Transactions (as defined in Registration Statement Number 333-54766 described below).
[4] Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457 of the Act on the basis of the average of the high and low reported sale prices of the Registrant's common stock on the New York Stock Exchange Composite Tape on August 3, 2005 ($62.045).

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement Number 333-54766 pursuant to Instruction E of the General Instructions to the Form S-8.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Covington, Commonwealth of Kentucky, on August 9, 2005.

                                   ASHLAND INC.,


                                    By   /s/ David L. Hausrath
                                       --------------------------------------
                                       Name:    David L. Hausrath
                                       Title:   Senior Vice President, General
                                                Counsel and Secretary

         Pursuant  to  the   requirements   of  the  Securities  Act,  this
Registration Statement has been signed below by the following persons in the capacities indicated on August 9, 2005.

                      SIGNATURE                                                 TITLE

                         *
--------------------------------------------------     Chairman of the Board and Chief Executive Officer
                  James J. O'Brien                     (Principal Executive Officer)


                         *
--------------------------------------------------     Senior Vice President and Chief Financial Officer
                   J. Marvin Quin                      (Principal Financial Officer)


                         *
--------------------------------------------------     Vice President and Controller
                  Lamar M. Chambers                    (Principal Accounting Officer)


                         *                             Director
--------------------------------------------------
                   Ernest H. Drew


                         *                             Director
--------------------------------------------------
                    Roger W. Hale


                         *                             Director
--------------------------------------------------
                 Bernadine P. Healy


                         *                             Director
--------------------------------------------------
                  Mannie L. Jackson


                         *                             Director
--------------------------------------------------
                  Patrick F. Noonan


                         *                             Director
--------------------------------------------------
                  Kathleen Ligocki


                                     3



                         *                             Director
--------------------------------------------------
               George A. Schaefer, Jr.


                         *                             Director
--------------------------------------------------
                  Theodore M. Solso


                         *                             Director
--------------------------------------------------
                   Michael J. Ward


*By:           /s/ David L. Hausrath
    ----------------------------------------------
                  David L. Hausrath
                  Attorney-in-fact

                               EXHIBIT INDEX

        4.1        Second  Restated   Articles  of   Incorporation  of  the
                   Registrant (incorporated herein by  reference to Exhibit
                   3(i) to Registrant's  Quarterly  Report on Form 10-Q for
                   the fiscal quarter ended June 30, 2005).*
        4.2        Rights  Agreement  dated  as of  May  16,  1996  between
                   Ashland  Inc. and  National  City Bank,  as Rights Agent
                   (incorporated  herein by  reference  to  Exhibit  4.4 to
                   Old Ashland's Annual Report on Form 10-K for the  fiscal
                   year ended September 30, 2001).*
        4.3        Amendment  No. 1 dated as of March  18,  2004 to  Rights
                   Agreement  dated as of May 16, 1996 between Ashland Inc.
                   and National  City Bank,  as Rights Agent  (incorporated
                   herein  by  reference  to  Exhibit  4 to  Old  Ashland's
                   Quarterly  Report  on Form 10-Q for the  fiscal  quarter
                   ended March 31, 2004).*
        4.4        Amendment  No. 2 dated as of April  27,  2005 to  Rights
                   Agreement  dated as of May 16, 1996 between Ashland Inc.
                   and National  City Bank,  as Rights Agent  (incorporated
                   herein by reference  to Exhibit 4.4 of the  Registrant's
                   Form  S-4/A  filed  with the  Commission  on May 2, 2005
                   (Registration No. 333-119689-01)).*
        4.5        Specimen  certificate  of Common Stock,  par value $0.01
                   per share  (incorporated  herein by reference to Exhibit
                   4.2  of the  Registrant's  Form  S-4/A  filed  with  the
                   Commission   on   May   10,    2005  (Registration   No.
                   333-119689-01)).*
        4.6        By-laws  of  the  Registrant   (incorporated  herein  by
                   reference  to  Exhibit  3(ii) to Registrant's  Quarterly
                   Report on Form 10-Q for the  fiscal  quarter  ended June
                   30, 2005).*
        5          Opinion of David L. Hausrath, Esq.**
        23.1       Consent of Ernst & Young LLP.**
        23.2       Consent of PricewaterhouseCoopers LLP.**
        23.3       Consent of David L. Hausrath,  Esq. (included as part of
                   Exhibit 5).**
        24.1       Power of Attorney.**
        24.1       Certified  Resolutions  of  the  Registrant's  Board  of
                   Directors  authorizing  execution  of this  Registration
                   Statement by Power of Attorney.**

         -----------------
         *Previously filed

         **Filed herewith